Quasar Distributors, LLC
                            615 East Michigan Street
                               Milwaukee, WI 53202

                                DEALER AGREEMENT


     This Agreement is made as of January 2, 2003, between Quasar Distributors, LLC ("Quasar"), a Delaware limited liability company, and _______________ ("Dealer"), a corporation organized and existing under the laws of
______________________________.

     WHEREAS, Prudent Bear Funds, Inc., a corporation or business trust, (the "Fund Company") is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently offers for public sale shares of common stock or beneficial interest ("Shares") in the separate series of the Fund Company listed on Schedule A (each, a "Fund");

     WHEREAS, Quasar serves as principal underwriter in connection with the offering and sale of the Shares of each Fund pursuant to a Distribution Agreement, and

     WHEREAS, Dealer desires to serve as a selected dealer for the Shares of the Funds.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, Quasar and Dealer agree as follows:

     1. Offers and Sales of Shares; Services. The Dealer agrees to offer and sell Shares only at the public offering price currently in effect, in accordance with the terms of the then-current prospectus(es), including any supplements or amendments thereto, of each Fund ("Prospectus"). The Dealer agrees to act only as agent on behalf of its customers ("Customers") in such transactions and shall not have authority to act as agent for the Funds, for Quasar, or for any other dealer in any respect. All purchase orders are subject to acceptance by Quasar and the relevant Fund and become effective only upon confirmation by Quasar or an agent of the Fund. In its sole discretion, either the Fund or Quasar may reject any purchase order and may, provided notice is given to the Dealer, suspend sales or withdraw the offering of Shares entirely.

     In addition, Dealer will provide reasonable assistance in connection with the distribution of Shares to Customers as requested from time to time, which assistance may include forwarding sales literature and advertising provided by Quasar. Dealer agrees to provide some or all of the following support services to Customers who may from time to time acquire and beneficially own Shares as Quasar and Dealer may mutually agree from time to time: (i) processing dividend and distribution payments from each Fund on behalf of Customers; (ii) providing information periodically to Customers showing their positions in Shares; (iii) arranging for bank wires; (iv) responding to Customer inquiries relating to the services performed by Dealer; (v) providing subaccounting with respect to Shares beneficially owned by Customers or the information to each Fund necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from each Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers;
(vii) assisting in processing purchase, exchange and redemption requests from Customers and in placing such orders with the Fund's service contractors; (viii) assisting Customers in changing

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dividend options, account designations and addresses; and (ix) providing such other similar services as Quasar or the Fund may reasonably request to the extent Dealer is permitted to do under applicable statutes, rules and regulations.

     2. Procedures for Purchases. The procedures relating to all orders and the handling of them shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by Quasar from time to time.

     3. Settlement and Delivery for Purchases. Transactions shall be settled by the Dealer by payment in Federal funds of the full purchase price to the Fund's transfer agent in accordance with applicable procedures. Payment for Shares shall be received by the Fund's transfer agent by the later of (a) the end of the third business day following the Dealer's receipt of the Customer's order to purchase such Shares or (b) the end of one business day following the Dealer's receipt of the Customer's payment for such Shares, but in no event later than the end of the sixth business day following the Dealer's receipt of the Customer's order. If such payment is not received within the time specified, the sale may be canceled forthwith without any responsibility or liability on Quasar's part or on the part of the Funds to the Dealer or its Customers. In addition, Dealer will be responsible to the Fund and/or Quasar for any losses suffered on the transaction.

     4. Procedures for Redemption, Repurchase and Exchange. Redemption or repurchases of Shares as well as exchange requests shall be made in accordance with the procedures set forth in each Fund's Prospectus, and to the extent consistent with the Prospectus, written instructions forwarded to Dealer by Quasar from time to time.

     5. Compensation. In consideration of the services and facilities provided by Dealer hereunder, Quasar, on behalf of each Fund, will pay Dealer, and Dealer will accept as full payment therefore, a fee (by fund specified in the following Fee Table) at the annual rate specified of the average daily net asset value of the Shares beneficially owned by Dealer's Customers for whom Dealer is the dealer of record or holder of record or with whom Dealer has a servicing relationship (the "Customers' Shares"), which fee will be computed daily and payable monthly.

                                Fee Table

                                 Fund                                    Fee

             Prudent Bear Funds, Inc., non Class C shares               .25%
            Prudent Bear Funds, Inc., Class C shares only              1.00%
                       Prudent Safe Harbor Fund                         .25%

     For purposes of determining the fees payable under this Section 5, the average daily net asset value of the Customers' Shares will be computed in the manner specified in the Fund's Prospectus in connection with the computation of the net asset value of Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by a Fund in its sole discretion, at any time upon written notice to Quasar and Dealer. The sale of Shares may be suspended or withdrawn, including the sale of Shares to Dealer for the account of any customer or customers.

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     6. Expenses. The Dealer agrees that it will bear all expenses incurred in connection with its performance of this Agreement.

     7. Dealer Registration The Dealer represents and warrants that it is registered as a broker-dealer under the Securities Exchange Act of 1934 ( the "1934 Act"), is qualified as a broker-dealer in all states or other jurisdictions in which it sells Fund Shares, and, if it sells shares in additional states or jurisdictions in the future, will become qualified to act as a dealer in each such state or jurisdiction prior to selling any Fund shares. The Dealer shall maintain any filings and licenses required by federal and state laws to conduct the business contemplated under this Agreement. The Dealer further represents and warrants that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and that it agrees to abide by the Conduct Rules of the NASD. The Dealer agrees to notify Quasar immediately in the event of (a) its expulsion or suspension from the NASD, or
(b) any finding that it violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. The Dealer further represents and warrants that it is a member of the Securities Investor Protection Corporation ("SIPC") in good standing and agrees to notify Quasar immediately of any changes in the Dealer's status with the SIPC.

     8. Compliance With Federal and State Laws.

          (a) The Dealer will not sell any of the Shares except in compliance with all applicable federal and state securities laws. In connection with sales and offers to sell Shares, the Dealer will furnish or cause to be furnished to each person to whom any such sale or offer is made, at or prior to the time of offering or sale, a copy of the Prospectus and, if requested, the related statement of additional information ("SAI"). Quasar shall be under no liability to the Dealer except for lack of good faith and for obligations expressly assumed by Quasar herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with, or to relieve the parties hereto from any liability arising under, the federal securities laws.

          (b) Quasar shall, from time to time, inform the Dealer as to the states and jurisdictions in which Quasar believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states and jurisdictions. The Dealer agrees that it will not knowingly offer or sell Shares in any state or jurisdiction in which such Shares are not qualified, unless any such offer or sale is made in a transaction that qualifies for an exemption from registration.

          (c) Quasar assumes no responsibility in connection with the registration of the Dealer under the laws of the various states or under federal law or the Dealer's qualification under any such law to offer or sell Shares.

     9. Unauthorized Representations. No person is authorized to make any representations concerning Shares of the Funds except those contained in the Prospectus, SAI and printed information issued by each Fund or by Quasar as information supplemental to each Prospectus. Quasar shall, upon request, supply the Dealer with reasonable quantities of Prospectuses and SAIs. The Dealer agrees not to use other advertising or sales material relating to

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the Funds unless approved by Quasar in advance of such use. Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

     10. Confirmations. The Dealer agrees to send confirmations of orders to its Customers as required by Rule 10b-10 of the 1934 Act. In the event the Customers of Dealer place orders directly with the Fund or any of its agents, confirmations will be sent to such Customers, as required, by the Fund's transfer agent.

     11. Records. The Dealer agrees to maintain all records required by applicable state and federal laws and regulations relating to the offer and sale of Shares to its Customers, and upon the reasonable request of Quasar, or of the Funds, to make these records available to Quasar or the Fund's administrator as reasonably requested. On orders placed directly with the Fund or its agents, the Fund's transfer agent will maintain all records required by state and federal laws and regulations relating to the offer and sale of Shares.

     12. Taxpayer Identification Numbers. The Dealer agrees to obtain any taxpayer identification number certification from its Customers required under the Internal Revenue Code and any applicable Treasury regulations, and to provide Quasar or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     13. Indemnification.

          (a) The Dealer shall indemnify and hold harmless Quasar, each Fund, the transfer agent and administrator of the Funds, and their respective affiliates, officers, directors, agents, employees and controlling persons from all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by the Dealer of any provision of this Agreement.

          (b) Quasar shall indemnify and hold harmless the Dealer and its affiliates, officers, directors, agents, employees and controlling persons from and against any and all direct or indirect liabilities, losses or costs (including reasonable attorneys' fees) arising from, related to or otherwise connected with any breach by Quasar of any provision of this Agreement.

          (c) The Agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) notifying the other party (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party, unless failure to give such notice does not prejudice the Indemnifying Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the

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     Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     14. No Agency Created. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of any of the Funds or of Quasar, and the Dealer is not authorized to act for Quasar or for any Fund or to make any representations on Quasar's or the Funds' behalf. The Dealer acknowledges that this Agreement is not exclusive and that Quasar may enter into similar arrangements with other broker-dealers.

     15. Term, Termination, Assignment and Amendment.

          (a) This Agreement shall commence on the date first set forth above and shall continue in effect with respect to a Fund for more than one year only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act.

          (b) Either party to this Agreement may terminate this Agreement, without penalty, at any time (which termination may be a vote of a majority of the Fund Company's directors who are not "interested persons" (as defined in the 1940 Act) or by vote of the holders of a majority of the outstanding Shares of a Fund) upon written notice to the other party hereto.

          (c) This Agreement shall terminate automatically with respect to any Fund if (i) the Dealer files a petition in bankruptcy, (ii) a trustee or receiver is appointed for the Dealer or its assets under federal bankruptcy laws, (iii) the Dealer's registration as a broker-dealer with the Securities and Exchange Commission is suspended or revoked, (iv) the Dealer's NASD membership is suspended or revoked, (v) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against the Dealer, or (vi) the Distribution Agreement between Quasar and a Fund is terminated (including as a result of an assignment). This Agreement also shall terminate automatically in the event of its "assignment," within the meaning of the 1940 Act.

          (d) Termination of this Agreement by operation of this Paragraph 15 shall not affect any unpaid obligations under Paragraphs 3, 5 or 6 of this Agreement or the liability, legal and indemnity obligations set forth under Paragraphs 7, 8, 9 or 13 of this Agreement.

          (e) This Agreement may not be amended by either party without the prior written consent of the other party.

     16. Notices. Except as otherwise specifically provided in this Agreement, any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other party's address set forth below:

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                  Notice to Quasar shall be sent to:

                      Quasar Distributors, LLC
                      Attn: Dealer Agreement Dept.
                      615 East Michigan Street
                      Milwaukee, WI 53202

                  notice to the Dealer shall be sent to:

                      ____________________
                      ____________________
                      ____________________
                      ____________________

     17. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     18. Governing Law. This Agreement shall be construed in accordance with the laws (without regard, however, to conflicts of law principles) of the State of Wisconsin, provided that no provision shall be construed in a manner not consistent with the 1940 Act or any rule or regulation thereunder.

     19. Confidentiality. Quasar and the Dealer agree to preserve the confidentiality of any and all materials and information furnished by either party in connection with this Agreement. The provisions of this Paragraph shall not apply to any information which is: (a) independently developed by the receiving party, provided the receiving party can satisfactorily demonstrate such independent development with appropriate documentation; (b) known to the receiving party prior to disclosure by the disclosing party; (c) lawfully disclosed to the receiving party by a third party not under a separate duty of confidentiality with respect thereto to the disclosing party; or (d) otherwise publicly available through no fault or breach by the receiving party.

     In accordance with Regulation S-P, the parties hereto will not disclose any non-public personal information, as defined in Regulation S-P, regarding any Customer; provided, however, that Dealer or Quasar may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to Dealer or Quasar, or as may be required by law. Both parties agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

     20. Anti-Money Laundering Program. Dealer represents and warrants that it has adopted an anti-money laundering program ("AML Program ") that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any future amendments (the "PATRIOT Act," and together with the Bank Secrecy Act, the "Act "), the rules and regulations under the Act, and the rules, regulations and regulatory guidance of the SEC, the NASD or any other applicable self-

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regulatory organization (collectively, "AML Rules and Regulations "). Dealer further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedure ,and controls that are tailored to its particular business, (5) will include a customer identification program consistent with the rules under section 326 of the Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for screening all new and existing customers against the Office of Foreign Asset Control ("OFAC ") list and any other government list that is or becomes required under the Act, and (8) allows for appropriate regulators to examine Dealer 's AML books and records.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first written above.

                      QUASAR DISTRIBUTORS, LLC


                       By:_______________________________________
                       Type Name:  James R. Schoenike, President



                       DEALER


                       By:_______________________________________
                       Type Name:________________________________







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                                   Schedule A
                                     To the
                                Dealer Agreement




                                Names of Fund(s)
                                ----------------

                               Prudent Bear Funds
                            Prudent Safe Harbor Fund